SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                      ____________________

                            FORM 8-K
                         CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                        September 15, 1995



                       REYNOLDS METALS COMPANY
                   _________________________________

     (Exact name of registrant as specified in its charter)




      Delaware                 1-1430            54-0355135
      ________                 ______            __________

(State of Incorporation)    (Commission        (IRS Employer
                            File Number)      Identification No.)




                      6601 West Broad Street
                         P. O. Box 27003
                   Richmond, Virginia 23261-7003
                   _____________________________

              (Address of Principal Executive Offices,
                        including zip code)


                          (804) 281-2000
                          ______________

       (Registrant's Telephone Number, including area code)

Item 5.   Other Events.

     On September 15, 1995, the registrant announced that it has agreed to purchase an additional 24.95 percent interest in the Becancour, Quebec, Canada, primary aluminum production plant from Societe Generale de financement du Quebec ("SGF"), an agency of the Government of Quebec. The purchase price is approximately U.S. $390 million, plus working capital associated with SGF's interest in the plant.

     The registrant plans to fund the acquisition through a combination of internal cash and debt financing. The transaction is expected to be completed in October, 1995, subject to government approvals.

     When the transaction is completed, the registrant will own 50 percent of the Becancour joint venture. At current production levels, the transaction will provide the registrant an additional 93,000 metric tons of the joint venture's finished primary aluminum annual output for a total of 186,000 metric tons, and increase the registrant's worldwide primary aluminum production capacity to approximately 1.09 million metric tons per year.

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   REYNOLDS METALS COMPANY


                                   By:  D. Michael Jones
                                        D. Michael Jones
                                        Vice President, General
                                        Counsel and Secretary


Dated:  September 15, 1995